UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 3, 2024

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.55 par value	PWOD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement

On June 4, 2024, Penns Woods Bancorp, Inc. (the “Company”) and Richard A. Grafmyre, Chief Executive Officer of the Company, entered into an Amendment No. 3, dated as of June 3, 2024 (the “Amendment”), to Mr. Grafmyre’s existing Amended and Restated Employment Agreement, dated March 9, 2021, as amended by an Amendment No. 1, dated July 15, 2022, and an Amendment No. 2, dated December 12, 2023 (as so amended, the “Employment Agreement”). The Amendment, which is effective as of June 3, 2024, amends the Employment Agreement to (i) eliminate the provision of the Employment Agreement providing for payments for unused time-off, commencing January 1, 2024, (ii) reduce Mr. Grafmyre’s annual base salary to $850,000, annualized commencing with the first pay period for June 2024, and (iii) cap Mr. Grafmyre’s maximum annual potential bonus amount under the Company’s incentive bonus plan at $325,000.

Except as modified by the Amendment, the Employment Agreement remains in effect in accordance with its terms. A copy of the Amendment is attached hereto as Exhibit 10.4. The foregoing description of the Amendment is qualified by reference to the Amendment.

Incentive Bonus Plan Metrics for 2024

The Board of Directors has revised the Company’s annual incentive bonus plan to incorporate the following metrics for the period ending December 31, 2024: return on average equity, return on average assets, earnings per share, asset growth, and credit quality (net charge-offs as a percentage of average loans). As with the changes to Mr. Grafmyre’s compensation reflected in the Amendment, changes to the metrics for the annual incentive bonus plan are the result of a review of peer and industry practices and feedback received from shareholders. The bonus metrics will complement the historical and continued focus on tangible book value plus dividend growth (139% versus peer 124% from December 31, 2013 to 2023), loan portfolio growth ($455 million from December 31, 2018 to 2023), and credit quality (cumulative net charge-offs to average loans of 0.5% versus all banks 2.1% for the period of December 31, 2018 to 2023).

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

10.1	Amended and Restated Employment Agreement, dated March 9, 2021, between Penns Woods Bancorp, Inc. and Richard A. Grafmyre (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on March 10, 2021).

10.2	Amendment No. 1 to Employment Agreement, dated July 15, 2022, between Penns Woods Bancorp, Inc. and Richard A. Grafmyre (incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed on July 21, 2022).

10.3	Amendment No. 2 to Employment Agreement, dated December 12, 2023, between Penns Woods Bancorp, Inc. and Richard A. Grafmyre (incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed on December 15, 2023).

10.4	Amendment No. 3 to Employment Agreement, dated as of June 3, 2024, between Penns Woods Bancorp, Inc. and Richard A. Grafmyre.

99.1	Press release, dated June 4, 2024, re employment contract amendment.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: June 4, 2024

	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer

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